UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2016

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 26, 2016, we held our annual meeting of stockholders. A total of 25,948,437 shares of our common stock were outstanding as of March 30, 2016, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Michael R. Gaulke, Paul R. Johnson, Ph.D., Karen A. Richardson, Stephen C. Riggins, John B. Shoven, Ph.D., and Debra L. Zumwalt The results of the vote were as follows:

	Vote For	Votes Against	Abstentions	Broker non-votes
Michael R. Gaulke	21,657,956	418,640	43,709	2,625,715
Paul R. Johnston, Ph.D.	21,711,563	406,154	2,588	2,625,715
Karen A. Richardson	22,057,806	59,660	2,839	2,625,715
Stephen C. Riggins	21,924,805	192,712	2,788	2,625,715
John B. Shoven, Ph.D.	22,001,516	116,150	2,639	2,625,715
Debra L. Zumwalt	21,832,680	285,187	2,438	2,625,715

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2016

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2016. The results of the vote were as follows:

For	24,505,219
Against	238,214
Abstentions	2,587

Proposal Three: Advisory Vote on Executive Compensation for Fiscal 2015

Our stockholders approved, on an advisory basis, the fiscal 2015 compensation of our named executive officers in accordance with SEC rules. The results of the vote were as follows:

For	21,623,927
Against	407,839
Abstentions	88,539
Broker non-votes	2,625,715

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Executive Vice President, Chief Financial Officer, and Corporate Secretary

Date: May 26, 2016